Exhibit (a)(2)

SKY SOLAR ANNOUNCES FILING OF SOLICITATION/RECOMMENDATION

STATEMENT ON SCHEDULE 14D-9

Hong Kong, China, July 20, 2020 — The special committee (the “Special Committee”) of the board of directors of Sky Solar Holdings, Ltd. (NASDAQ: SKYS) (“Sky Solar” or the “Company”), in a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) filed today with the Securities and Exchange Commission (the “SEC”), announced that for the reasons set forth in the Schedule 14D-9, it is unable at the present time to take a position with respect to the offer (the “Offer”) commenced on July 6, 2020 by Square Acquisition Co. (the “Purchaser”), to purchase all of the issued and outstanding ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), including all Ordinary Shares represented by American depositary shares (the “ADSs,” each representing twenty Ordinary Shares), of the Company and not owned by Purchaser, Square Limited, Japan NK Investment K.K., IDG-Accel China Capital L.P., IDG-Accel China Capital Investors L.P., Jolmo Solar Capital Ltd., CES Holding Ltd., Jing Kang, Bin Shi, Sino-Century HX Investments Limited, Kai Ding, TCL Transportation Holdings Limited, Esteem Venture Investment Limited, Mamaya Investments Ltd, Xanadu Investment Ltd. (H.K.), Abdullateef A. AL-Tammar, Development Holding Company Ltd., and Bjoern Ludvig Ulfsson Nilsson (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by Transportation Holdings Limited).

Shareholders are urged to read the Schedule 14D-9 (including the exhibits thereto) and other materials filed with the SEC carefully, because they contain important information. Investors can obtain a free copy of the Schedule 14D-9 and any amendments thereto, if and when available, and all other SEC filings made by Sky Solar at www.sec.gov.

About Sky Solar Holdings, Ltd.

Sky Solar is a global independent power producer (“IPP”) that develops, owns, and operates solar parks and generates revenue primarily by selling electricity. Since its inception, Sky Solar has focused on the downstream solar market and has developed projects in Asia, Europe, South America and North America. The Company’s broad geographic reach and established presence across key solar markets are significant differentiators that provide global opportunities and mitigate country-specific risks. Sky Solar aims to establish operations in select geographies with highly attractive solar radiation, regulatory environments, power pricing, land availability, financial access and overall power market trends. As a result of its focus on the downstream photovoltaic segment, Sky Solar is technology agnostic and is able to customize its solar parks based on local environmental and regulatory requirements. As of December 31, 2019, the Company owned and operated 115.1 MW of solar parks.

Safe-Harbor Statement

This press release contains forward-looking statements. These statements constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. Among other things, the quotations from management in this press release and the Company’s operations and business outlook contain forward-looking statements. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to the following: the reduction, modification or elimination of government subsidies and economic incentives; global and local risks related to economic, regulatory, social and political uncertainties; resources the Company may need to familiarize itself with the regulatory regimes, business practices, governmental requirements and industry conditions as the Company enters into new markets; the Company’s ability to successfully implement its on-going strategic review to unlock shareholder value; global liquidity and the availability of additional funding options; the delay between making significant upfront investments in the Company’s solar parks and receiving revenue; expansion of the Company’s business in the United States and Japan; resolution of disputes; risk associated with the Company’s limited operating history, especially with large-scale IPP solar parks; risk associated with development or acquisition of additional attractive IPP solar parks to grow the Company’s project portfolio; and competition. Further information regarding these and other risks is included in Sky Solar’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 20-F. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor and media inquiries, please contact:

Sky Solar:

IR@skysolarholdings.com

Sky Solar Investor Relations:

The Blueshirt Group

US or Mandarin

Ralph Fong

+1 (415) 489-2195

ralph@blueshirtgroup.com

China

Gary Dvorchak, CFA

+86 (138) 1079-1480

gary@blueshirtgroup.com